UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

THRYV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35895	13-2740040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Airfield Drive, P.O. Box 619810 D/FW Airport, TX		75261
(Address of Principal Executive Offices)		(Zip Code)

(972) 453-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 29, 2024, Thryv Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC (the “Underwriter”), providing for the offer and sale by the Company (the “Offering”) of 5,715,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $14.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 857,250 shares of Common Stock on the same terms.

The Offering closed on October 31, 2024. The Company received net proceeds of approximately $76.0 million (after deducting underwriting discounts and commissions and estimated offering expenses) from the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make because of any of those liabilities. The Offering is being made pursuant to a prospectus supplement dated October 29, 2024 and the prospectus dated August 4, 2022, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-266542).

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

The Underwriter is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

The Underwriter and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to the Company and its affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses of the nature and in amounts customary in the industry for these financial services. In addition to investment banking services that the Underwriter and its affiliates provide from time to time, the Company has banking and brokerage transactions in the ordinary course of business with the Underwriter and its affiliates. It is expected that the Company will continue to use the Underwriter and its affiliates for various services in the future. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 7.01	Regulation FD Disclosure.

On October 29, 2024, the Company issued a press release announcing the pricing of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 and Exhibit 99.1 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 and Exhibit 99.1 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 29, 2024, between Thryv Holdings, Inc. and RBC Capital Markets, LLC.
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
99.1	Press release dated October 29, 2024 announcing pricing of the Offering.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRYV HOLDINGS, INC.

Date: October 31, 2024	By:	/s/ Paul D. Rouse
Name: Paul D. Rouse
Title: Chief Financial Officer, Executive Vice President and Treasurer